UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2010
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of		Identification No.)
Incorporation)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (858) 485-9840
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 29, 2010, BioMed Realty, L.P. (the “Operating Partnership”), the operating partnership subsidiary of BioMed Realty Trust, Inc. (the “Company”), issued $250.0 million aggregate principal amount of its 6.125% Senior Notes due 2020 (the “Notes”).
     The terms of the Notes are governed by an indenture, dated April 29, 2010 (the “Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to incur additional indebtedness, requirements to maintain a pool of unencumbered assets and requirements to maintain insurance with financially sound and reputable insurance companies. A copy of the Indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.
     The net proceeds from the issuance of the Notes will be approximately $245.2 million, after deducting initial purchasers’ discounts and commissions and estimated offering expenses. The Operating Partnership used $150.0 million of the net proceeds to repay in full the outstanding indebtedness under its first amended and restated secured term loan agreement dated as of August 1, 2007, as amended, by and among the Company, KeyBank National Association, as administrative agent, and certain lenders party thereto (the “Secured Term Loan”). In connection with such repayment, the Company terminated the Secured Term Loan. See Item 1.02 below for additional information. The Operating Partnership intends to use the remaining net proceeds to fund the purchase of potential near-term property acquisitions, repay a portion of the outstanding indebtedness under its $720.0 million unsecured line of credit, which amounts it may reborrow, and for other general corporate and working capital purposes. The lenders under the Secured Term Loan and unsecured line of credit include affiliates of each of the initial purchasers of the Notes (the “Initial Purchasers”) and as such will receive a portion of the net proceeds.
     The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers within the United States pursuant to the exemption from registration provided by Rule 144A under the Securities Act, which may also be resold to non-United States persons outside the United States pursuant to the exemption from registration provided by Regulation S under the Securities Act.
     On April 29, 2010, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., in their capacity as representatives of the Initial Purchasers. A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.
     Pursuant to the Registration Rights Agreement, the Company and the Operating Partnership agreed that they will:
•	use commercially reasonable efforts to file a registration statement with the United States Securities and Exchange Commission within 180 days after the issue date of the Notes registering exchange notes with nearly identical terms to the Notes;

•	use commercially reasonable efforts to cause the registration statement to become effective within 240 days after the issue date of the Notes;

•	use commercially reasonable efforts to cause the exchange offer to be consummated within 60 days after the registration statement is declared effective; and

•	in some circumstances, file a “shelf registration statement” providing for the sale of all of the Notes by the holders thereof.

          If the Company and the Operating Partnership do not meet these deadlines, then, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured. In no event will additional interest on the Notes exceed 0.50% per year.
Item 1.02 Termination of a Material Definitive Agreement.
          On April 29, 2010, in connection with the repayment of $150.0 million principal amount of outstanding indebtedness (plus accrued interest) under the Secured Term Loan with a portion of the net proceeds from the issuance of the Notes, the parties to the Secured Term Loan terminated the Secured Term Loan (and the commitments thereunder) and the related security documents and guarantees. The information contained in Item 1.01 above with respect to the repayment and termination of the Secured Term Loan and with respect to the relationships between us and certain of the lenders thereunder is hereby incorporated by reference into this Item 1.02.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On April 29, 2010, the Operating Partnership issued $250.0 million aggregate principal amount of Notes. The Operating Partnership offered the Notes at 98.977% of the principal amount thereof. The Notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. However, the Notes are effectively subordinated to the Operating Partnership’s existing and future mortgages and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future preferred equity and liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries, including guarantees provided by the Operating Partnership’s subsidiaries under the unsecured line of credit. The Notes bear interest at 6.125% per annum. Interest is payable on April 15 and October 15 of each year beginning October 15, 2010 until the maturity date of April 15, 2020. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company. A copy of the Indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report.
          The Notes will be redeemable in whole at any time or in part from time to time, at the Operating Partnership’s option and in its sole discretion, at a redemption price equal to the greater of:
•	100% of the principal amount of the Notes being redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date at the adjusted treasury rate (determined in accordance with the Indenture) plus 0.40%, plus, in each case, accrued and unpaid interest thereon to the redemption date.
          Notwithstanding the foregoing, if the Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed.
Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:
•	a default for 30 days in the payment of any installment of interest under the Notes;

•	a default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable;

•	the Operating Partnership’s failure to comply with any of its agreements contained in the Notes or the Indenture upon receipt by the Operating Partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Operating Partnership’s failure to cure (or obtain a waiver of) such default within 60 days after the Operating Partnership receives such notice;

•	failure to pay any indebtedness for money borrowed by the Operating Partnership, the Company or any subsidiary in which the Operating Partnership has invested at least $50 million in capital (a “Significant Subsidiary”) in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding Notes); and

•	certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any Significant Subsidiary or any substantial part of their respective property.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
4.1	Indenture, dated April 29, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 6.125% Senior Notes due 2020 and the guarantee thereof.

10.1	Registration Rights Agreement, dated April 29, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc., Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2010	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
		Name:	Kent Griffin
		Title:	President, Chief Operating Officer and Chief Financial Officer

     Exhibit Index

Exhibit
Number	Description of Exhibit
4.1	Indenture, dated April 29, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 6.125% Senior Notes due 2020 and the guarantee thereof.

10.1	Registration Rights Agreement, dated April 29, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc., Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.